UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 15, 2022

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 1.02                Termination of Material Definitive Agreement

On December 15, 2022, Impac Funding Corporation, a California corporation (“IFC”) and a wholly-owned subsidiary of Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and Jacaranda Holdings, LLC (the “Landlord”), entered into a Lease Termination Agreement (the “Termination Agreement”) relating to the lease (the “Lease”) for the Company’s primary executive, administrative and operations offices located at 19500 Jamboree Road, Irvine, California (the “Premises”). The Lease, as amended, was originally entered into in March 2005, and the Premises currently consists of approximately 120,000 sq. ft. IFC entered into the Termination Agreement as part of the Company’s previously announced goal to reduce business expenses to align with lower projected mortgage originations for the foreseeable future.

Pursuant to the Termination Agreement, IFC and Landlord have agreed to terminate the Lease on January 31, 2023, in lieu of the Lease’s original expiration date of September 30, 2024.  In accordance with the terms of the Termination Agreement, on December 16, 2022, IFC paid to Landlord the termination consideration of $3,000,000, among other required action items.  The Company estimates that the amount of base rent, CAM charges, storage, parking and any other miscellaneous charges that would have been payable by IFC during the final twenty (20) months of the original Lease term would have been in excess of $8,800,000.  The foregoing description is qualified in its entirety by the terms of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-k and incorporated herein by reference.

The Company recently entered into a new sub-sublease agreement, which is subject to consent/approval, for approximately 18,900 sq. ft. of executive, administrative and operations workspace (“New Lease”). Such New Lease’s term, if finalized, would end July 31, 2025, and the total gross base rent and CAM charges during the entire term would total approximately $800,000.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.02 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2022, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland to reclassify and designate all authorized shares of the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, and all of the authorized shares of the Company’s 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, none of which are currently outstanding, as additional shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), without further designation as to class or series. The Articles Supplementary became effective upon filing on December 16, 2022. Following this reclassification, the Company is authorized to issue pursuant to its charter an aggregate of 165,000,000 shares of common stock, par value $0.01 per share, and 45,000,000 shares of Preferred Stock, of which 2,500,000 shares are designated as Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, and 35,000,000 shares are designated as 8.25% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Articles Supplementary to Company’s Charter reclassifying and designating all authorized shares of the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, and 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share as additional shares of the Company’s Preferred Stock.

10.1	Lease Termination Agreement, dated December 15, 2022, by and between Impac Funding Corporation and Jacaranda Holdings, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: December 21, 2022

	By:	/s/ Joseph Joffrion
	Name:	Joseph Joffrion
	Title:	General Counsel